Exhibit 99.1

January 29, 2004

CONTACT:

Richard A. Elko	James G. Blume
President & C.E.O.	Senior V.P. & C.F.O.

610-970-4627	610-970-4623	www.patriotbank.com

Pottstown, PA, January 29, 2004 . . . Patriot Bank Corp. (NASDAQ: PBIX), parent company of Patriot Bank, today announced record earnings for the fourth quarter 2003 of $2,245,000 or $.33 per diluted share, compared to earnings of $1,866,000 or $.30 per diluted share for the fourth quarter of 2002.  These results represent increases of 20% in earnings and 10% in diluted earnings per share for the quarter.  Return on average equity increased to 14.04% for the fourth quarter of 2003, compared to 11.79% for the fourth quarter of 2002.  Year-to-date earnings were $8,635,000 or $1.28 per diluted share for 2003, compared to year-to-date earnings of $7,698,000 or $1.14 per diluted share for 2002, representing increases of 12% in earnings and 12% in diluted earnings per share year-to-date.

Patriot’s net interest margin improved to 3.84% and 3.64% for the fourth quarter and year-to-date 2003, respectively, compared to 3.57% and 3.35% for the fourth quarter and year-to-date 2002, respectively.

Fourth quarter 2003 earnings included a provision for credit losses of $1,030,000, bringing the year-to-date total for 2003 to $3,930,000.  Patriot’s percentage of non-performing assets to total assets was ..40% at December 31, 2003, compared to .67% at December 31, 2002.  Patriot’s percentage of all loans delinquent 30 days or more to total loans was 1.43% at December 31, 2003, compared to 1.58% at December 31, 2002.  Loan loss reserves were 1.10% of total loans at December 31, 2003.

Non-interest income was $2,800,000 and $11,629,000 for fourth quarter and year-to-date 2003, respectively, compared to $1,793,000 and $7,241,000 for the fourth quarter and year-to-date 2002, respectively.

Non-interest expense was $7,474,000 and $28,423,000 for the fourth quarter and year-to-date 2003, respectively, compared to $5,943,000 and $22,664,000 for the fourth quarter and year-to-date 2002, respectively.  The increase in non-interest expense is primarily due to increases in staffing associated with Patriot’s three wealth management acquisitions, new community banking centers, Chester County business loan centers and the enhancement of Patriot’s Cash Management Division.  Patriot’s efficiency ratio was 62.40% and 61.88% for the fourth quarter and year-to-date 2003, respectively.

Total loans at December 31, 2003, were $618,595,000, compared to $611,295,000 at December 31, 2002.  While total loans increased by a modest 1.19%, Patriot grew its commercial loans, commercial leases and consumer loans by 13.14%, and mortgage loans comprised only 14.45% of total loans at December 31, 2003.

Branch deposits were $573,206,000 at December 31, 2003, compared to $489,588,000 at December 31, 2002.  The cost of branch deposits was 1.81% for the fourth quarter 2003.  Core deposits (checking, savings and money market accounts) were $385,327,000 at December 31, 2003, compared to $287,569,000 at December 31, 2002.  This represents a growth of over 34.00% in core deposits and an improvement in the percentage of core deposits to total branch deposits to approximately 67.22%.

In addition to historical information, this information may contain “forward-looking statements” which are made in good faith by Patriot Bank Corp. (“Patriot”), pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements with respect to Patriot’s strategies, goals, beliefs, expectations, estimates, intentions, financial condition, results of operations, future performance and business of Patriot.  Statements preceded by, followed by or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “ expect,” “anticipate,” “estimate,” “ intend,” “plan,” or similar expressions generally indicate a forward-looking statement.  These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Patriot’s control).  Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Patriot’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements.  Patriot cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact that any future acquisition may have on Patriot and any such forward-looking statement.  Patriot does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by or on behalf of Patriot.

Patriot Bank Corp. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31, 2003	December 31, 2002
Assets

Cash and cash due from banks	$16,040	$15,741
Interest earning deposits in other financial institutions	1,705	1,098
Total cash and cash equivalents	17,745	16,839
Securities available for sale	347,140	315,868
Loans held for sale	4,363	4,314
Loans and leases receivable, net of allowance for credit loss of $6,904 and $6,922 at December 31, 2003 and December 31, 2002, respectively	618,595	611,295
Premises and equipment	11,008	7,612
Accrued interest	3,591	3,946
Real estate owned and other repossessed property	401	404
Cash surrender value life insurance	18,993	18,208
Goodwill	11,477	8,777
Amortizing intangible assets	4,014	3,137
Other assets	6,321	4,743
Total Assets	$1,043,648	$995,143

Liabilities and Stockholders’ Equity

Deposits	$613,555	$519,120
FHLB advances and federal funds	289,655	368,173
Repurchase agreements	44,407	14,210
Advances from borrowers for taxes and insurances	1,592	2,208
Trust preferred debt securities	20,500	20,500
Other liabilities	8,196	4,987
Total Liabilities	977,905	929,198

Stockholders’ Equity

Preferred stock. $.01 par value, 5,000,000 shares authorized, none issued at December 31, 2003 and December 31, 2002, respectively	—	—
Common stock. no par value, 20,000,000 shares authorized, 7,216,077 and 7,216,480 shares issued at December 31, 2003 and December 31, 2002, respectively	—	—
Additional paid in capital	69,061	57,611
Common stock acquired by ESOP, 311,084 and 339,364 shares at cost at December 31, 2003 and December 31, 2002, respectively	(1,571)	(1,638)
Common stock acquired by MRP, 4,897 and 9,051 shares at amortized cost at December 31, 2003 and December 31, 2002, respectively	(55)	(98)
Retained earnings	8,728	13,855
Treasury stock acquired, 591,071 and 516,174 shares at cost at December 31, 2003 and December 31, 2002, respectively	(10,836)	(6,441)
Accumulated other comprehensive income	416	2,656
Total Stockholders’ Equity	65,743	65,945
Total Liabilities and Stockholders’ Equity	$1,043,648	$995,143

Patriot Bank Corp. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Quarter Ended 12/31/2003	Quarter Ended 12/31/2002	Year to Date 12/31/2003	Year to Date 12/31/2002
Interest Income

Interest-earning deposits	$2	$6	$15	$73
Investment and mortgage-backed securities	4,295	3,944	16,384	17,021
Loans	10,613	11,809	42,839	49,020
Total Interest Income	14,910	15,759	59,238	66,114
Interest Expense
Deposits	2,863	3,240	12,376	14,479
Short-term borrowings	293	1,024	1,760	4,232
Long-term borrowings	3,272	3,902	13,701	18,147
Total Interest Expense	6,428	8,166	27,837	36,858
Net Interest Income	8,482	7,593	31,401	29,256
Provision for credit losses	1,030	1,200	3,930	4,075
Net Interest Income After Provision for Credit Losses	7,452	6,393	27,471	25,181
Non-Interest Income

Service fees on deposits	979	892	3,657	2,847
Fees on loans and leases	419	262	1,792	1,176
Investment gains / (losses)	(42)	1,033	1,324	1,351
Gains on sale of loans and leases	408	707	2,326	1,928
BOLI	188	222	796	912
Patriot Advisors’ commissions	801	29	2,333	294
Other non-interest income	42	136	121	221
Loss on the disposition of borrowings	5	(1,488)	(720)	(1,488)
Total Non-Interest Income	2,800	1,793	11,629	7,241

Non-Interest Expense

Salaries and employee benefits	4,366	3,547	16,616	12,757
Occupancy and equipment	1,135	1,071	4,380	4,065
Professional services	439	237	1,228	1,281
Advertising	260	183	805	745
Deposit processing	302	302	1,187	1,117
Amortization of intangible assets	137	121	533	486
Office supplies & postage	263	200	934	739
Other operating expenses	572	282	2,740	1,474
Total Non-Interest Expense	7,474	5,943	28,423	22,664
Income Before Income Taxes	2,778	2,243	10,677	9,758
Federal & state income taxes	533	377	2,042	2,060
Net Income	$2,245	$1,866	$8,635	$7,698

Earnings Per Share Basic	$0.36	$0.30	$1.36	$1.18
Earnings Per Share Diluted	$0.33	$0.30	$1.28	$1.14
Dividends Per Share	$0.1350	$0.1000	$0.4941	$0.3682

Patriot Bank Corp.

Quarterly Data

(in thousands)

	Quarter Ended 12/31/2003	Quarter Ended 9/30/2003	Quarter Ended 6/30/2003	Quarter Ended 3/31/2003	Quarter Ended 12/31/2002

Interest income	$14,910	$14,297	$14,700	$15,332	$15,759
Interest expense	6,428	6,580	7,273	7,556	8,166

Net interest income	8,482	7,717	7,427	7,776	7,593
Provision for credit losses	1,030	900	900	1,100	1,200

Net interest income after provision for credit losses	7,452	6,817	6,527	6,676	6,393

Non-interest income	2,800	3,095	3,088	2,646	1,793

Non-interest expense
Other operating expense	7,337	7,163	6,831	6,560	5,822
Amortization of intangibles	137	126	149	121	121
Total non-interest expense	7,474	7,289	6,980	6,681	5,943

Pre-tax income	2,778	2,623	2,635	2,641	2,243
Income tax expense	533	484	484	541	377

Net income	$2,245	$2,139	$2,151	$2,100	$1,866

Basic earnings per share	$0.36	$0.34	$0.36	$0.33	$0.30
Diluted earnings per share	$0.33	$0.32	$0.32	$0.31	$0.30
Dividends per share	$0.1350	$0.1300	$0.1200	$0.1091	$0.1000

	Quarter Ended 12/31/2003	Quarter Ended 9/30/2003	Quarter Ended 6/30/2003	Quarter Ended 3/31/2003	Quarter Ended 12/31/2002	Quarter Ended 9/30/2002
Return on average equity	14.04%	13.53%	12.43%	12.50%	11.79%	12.06%
Return on average assets	0.87%	0.85%	0.86%	0.86%	0.75%	0.80%
Net interest margin (tax equivalent)	3.84%	3.63%	3.50%	3.68%	3.57%	3.50%
Efficiency ratio - tax effected	62.40%	63.16%	62.05%	59.92%	59.66%	58.14%
Non-interest income as % of total income	24.82%	28.63%	29.37%	25.39%	19.10%	20.67%

Tier I capital (to average assets)	7.03%	7.08%	7.21%	7.19%	7.36%	7.16%
Common shares outstanding	6,625,006	6,620,556	6,672,309	6,749,727	6,700,306	6,801,507
Book value per share	$10.42	$10.08	$10.96	$11.92	$11.42	$11.42
Tangible book value per share	7.99	7.65	8.62	9.34	9.40	9.40

Delinquencies 30 days and more	8,989,501	9,638,741	8,604,888	10,216,877	9,845,386	9,200,158
Delinquencies 90 days and more (included above)	5,058,833	5,470,274	5,742,180	5,247,954	5,347,476	4,439,189
Non-performing loans	3,744,624	4,012,793	4,011,206	4,516,413	6,268,540	5,288,413
Real estate owned and other repossessed property	401,159	666,505	474,165	250,184	403,830	618,550
Non-performing assets	4,145,783	4,679,298	4,485,371	4,766,597	6,672,370	5,906,963
Net charge-offs	934,438	1,432,691	816,562	763,652	906,357	1,049,909
Total loans	629,862,102	604,411,411	598,038,056	604,414,959	622,530,746	642,318,476
Average loans	610,317,315	589,426,470	588,835,487	606,089,143	624,830,441	634,615,505
Loan loss reserves	(6,904,241)	(6,808,679)	(7,341,369)	(7,257,932)	(6,921,584)	(6,627,941)
Total assets	1,043,648,468	1,011,120,753	1,005,881,207	1,013,522,868	995,143,116	986,978,962

Non-performing assets to total assets	0.40%	0.46%	0.45%	0.47%	0.67%	0.60%
Non-performing assets to total loans and OREO	0.66%	0.77%	0.75%	0.79%	1.07%	0.92%
Non-performing loans to total loans	0.59%	0.66%	0.67%	0.75%	1.01%	0.82%
Delinquencies 30 days and more to total loans	1.43%	1.59%	1.44%	1.69%	1.58%	1.43%
Loan loss reserves to total loans	1.10%	1.13%	1.23%	1.20%	1.11%	1.03%
Loan loss reserves to non-performing assets	166.54%	145.51%	163.67%	152.27%	103.74%	112.21%
Net charge-offs to average loans	0.61%	0.97%	0.55%	0.50%	0.58%	0.66%

Patriot Bank Corp.

Interest Rate Spread Analysis

4th Quarter, 2003

	QTD
	Average Balance	Interest	Annualized Rate
Assets
Cash	$2,075,616	$2,257	0.43%
Investment securities*	163,165,884	2,202,375	6.99%
Mortgage-backed securities	179,246,182	2,093,113	4.67%
Investment and mortgage-backed securities	342,412,066	4,295,488	5.78%
Mortgage loans	95,537,528	1,614,408	6.75%
Consumer loans	103,725,263	1,468,998	5.62%
Commercial loans	337,427,873	5,575,698	6.48%
Commercial leases*	80,417,366	1,952,788	9.93%
Allowance for credit losses	(6,790,715)	—	0.00%
Total loans	610,317,315	10,611,892	6.90%
Total interest earning assets	954,804,997	14,909,637	6.48%
Other assets	68,412,006	—	0.00%
Total Assets	$1,023,217,003	$14,909,637	6.05%

Liabilities and Stockholders’ Equity

Branch deposits	$578,922,650	$2,685,106	1.81%
Wholesale certificates	28,772,198	178,034	2.45%
Total deposits	607,694,848	2,863,140	1.85%
Borrowings	344,535,956	3,564,505	4.06%
Advances from borrowers	1,469,877	20	0.01%
Total interest bearing liabilities	953,700,681	6,427,665	2.64%
Other liabilities	6,086,124	—	0.00%
Total stockholders’ equity	63,430,198	—	0.00%
Total Liabilities and Stockholders’ Equity	$1,023,217,003	$6,427,665	2.46%
Interest margin on average interest earning assets			3.84%

* Tax equivalent basis

Net Interest Income	$8,481,972
Tax Effected Interest	694,520
Federal Tax Equivalent - Net Interest Income	$9,176,492

Patriot Bank Corp.

Portfolio Compositions

December 31, 2003

(in thousands)

	December 31, 2003	December 31, 2002
Investment and Mortgage-Backed Securities

Investment securities	$45,164	$87,641
FHLB stock	15,399	17,949
FHLMC stock & equity securities	102,363	78,622

Total Investment Securities	162,926	184,212

Mortgage-Backed Securities

Fixed rate mortgage-backed securities	178,114	115,331
Adjustable rate mortgage-backed securities	5,727	9,046
Fixed rate CMOs	373	7,279

Total Mortgage-Backed Securities	184,214	131,656

Total Investment and Mortgage-Backed Securities	$347,140	$315,868

Loans Receivable

Commercial portfolio
Commercial loans	$348,507	$315,537
Commercial leases	82,056	77,138
Mortgage loan portfolio
Secured by real estate	79,092	135,632
Construction	10,323	8,220
Consumer loan portfolio
Home equity	99,231	72,400
Consumer, other	5,144	7,724
Total loans and leases receivable	624,353	616,651
Less deferred loan origination costs	1,146	1,566
Allowance for credit loss	(6,904)	(6,922)
Total Loans and Leases Receivable, Net	$618,595	$611,295

Deposits

NOW	$35,947	$31,505
Money market	210,576	143,564
Savings accounts	83,003	59,029
Non-interest bearing demand	55,801	53,471
Total demand, transaction, money market and savings deposits	385,327	287,569
Branch certificates of deposit	187,879	202,019
Total branch deposits	573,206	489,588
Wholesale certificates of deposit	40,349	29,532
Total Deposits	$613,555	$519,120
Customer repurchase agreements	11,223	14,210
Total Deposits and Customer Repurchase Agreements	$624,778	$533,330